Exhibit 10.17
EXECUTION COPY
Guaranty
Guaranty, dated as of May 27, 2010 (this “Guaranty”), by ERT TECH CORPORATION, a Delaware corporation (“ERT Tech”), ERT INVESTMENT CORPORATION, a Delaware corporation (“ERT Investment”), COVANCE CARDIAC SAFETY SERVICES INC., a Pennsylvania corporation (“Covance”), each of the other entities that becomes a party hereto pursuant to Section 24 ( Additional Guarantors) hereof (collectively, the “Guarantors” and individually a “Guarantor”) and, solely for purposes of Section 9 hereof, ERESEARCHTECHNOLOGY, INC., a Delaware corporation (the “Borrower”), in favor of CITIZENS BANK OF PENNSYLVANIA, as the Lender (as such term is defined in the Credit Agreement referred to below) (the “Lender”).
W i t n e s s e t h:
Whereas, pursuant to the Credit Agreement dated as of the date hereof (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) between the Borrower and the Lender, the Lender has agreed to make extensions of credit to the Borrower and grant other financial accommodations to the Borrower upon the terms and subject to the conditions set forth therein;
Whereas, the Borrower owns 100% of the equity interests of each of ERT Tech, ERT Investment and Covance;
Whereas, each Guarantor will receive substantial direct and indirect benefits from the making of the Revolver Loans and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and
Whereas, a condition precedent to the obligation of the Lender to make extensions of credit under the Credit Agreement is that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Lender;
Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1 Guaranty.
(a) To induce the Lender to make the Revolver Loans and issue the Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code (as defined below), or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
(b) Each Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment, any such Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment.
Section 2 Limitation of Guaranty.
Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”) or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect:
(a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, to the extent permitted by applicable law, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder); and
(b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (A) applicable Requirements of Law, (B) Section 3 (Contribution)

of this Guaranty or (C) any other Contractual Obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.
Section 3 Contribution.
To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Revolver Loans and the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.
Section 4 Authorization; Other Agreements.
The Lender is hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
(a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Lender, including any increase or decrease of principal or the rate of interest thereon;
(b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Lender;
(c) accept partial payments on the Obligations;
(d) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any guaranty for the Obligations or any part of them, in any manner;

(e) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;
(f) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any other Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(g) except to the extent otherwise required by the terms of the Credit Agreement, apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Lender, in each case whether or not such indebtedness or obligations relate to the Obligations; and
(h) refund at any time any payment received by the Lender in respect of any Obligation, and payment to the Lender of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded;
even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).
Section 5 Guaranty Absolute and Unconditional.
Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
(a) the invalidity or unenforceability of any obligations of the Borrower (including the Obligations) under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any guaranty of the Obligations or any part of them;
(b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

(c) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(d) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Lender’s claim (or claims) for repayment of the Obligations;
(e) any use of cash collateral under Section 363 of the Bankruptcy Code;
(f) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(g) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any other Subsidiary of the Borrower, including any discharge of, or bar or stay against collecting, the Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;
(h) failure by the Lender to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;
(i) any action taken by the Lender if such action is authorized hereby;
(j) any change in the corporate existence or structure of the Borrower or any of its Subsidiaries;
(k) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against the Lender;
(l) any Requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty; or
(m) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
Section 6 Waivers.
Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower, except as the same is specifically required by the terms of this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor shall not, until the Obligations are irrevocably paid in full, assert any claim or counterclaim it may have against the

Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except upon the indefeasible payment and performance in full of all of the Obligations, whether such payment and performance has been made by the Guarantors or otherwise.
Section 7 Reliance.
Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that the Lender shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Lender shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that the Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.
Section 8 Waiver of Subrogation and Contribution Rights.
Until the Obligations have been irrevocably paid in full, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Obligations.
Section 9 Subordination.
(a) The Borrower and each of the Guarantors hereby agree that any Indebtedness of the Borrower or any Guarantor now or hereafter owing to the Borrower or any Guarantor, as applicable, whether heretofore, now or hereafter created (the “Loan Party Subordinated Debt”), is hereby subordinated to all of the Obligations and that, except to the extent expressly permitted under Section 6.12 (Payment of and Amendment to Certain Indebtedness) of the Credit Agreement, the Loan Party Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Loan Party Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower and each Guarantor shall pay to the Lender any payment of all or any part of the Loan Party Subordinated Debt and any amount so paid to the Lender shall be applied to payment of the Obligations as provided in the Credit Agreement. Each payment on the Loan Party Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Lender and shall be paid over to the Lender immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof.
(b) The Borrower and each of the Guarantors hereby agree that any Indebtedness of the Borrower or any Guarantor now or hereafter owing to any Affiliate of the Borrower or any Guarantor (other than the Borrower or any Guarantor), whether heretofore, now or hereafter created (the “Affiliate Subordinated Debt”), is hereby subordinated to all of the Obligations and that, except to the extent expressly permitted under Section 6.7(a) (Limitation on Distributions) and Section 6.12 (Payment of and Amendment to Certain Indebtedness) of the Credit Agreement, the Affiliate Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. Upon the occurrence and during the continuance of an Event of Default, the Borrower and each Guarantor shall pay to the Lender any payment of all or any part of the Affiliate Subordinated Debt and any amount so paid to the Lender shall be applied to payment of the Obligations as provided in the Credit Agreement. Each payment on the Affiliate Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the holder of such Affiliate Subordinated Debt as trustee for the Lender and shall be paid over to the Lender immediately on account of the Obligations.
Section 10 Default; Remedies.
The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Lender may proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Lender may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Obligations, in accordance with this Agreement (a) any indebtedness due or to become due from the Lender to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of the Lender or any of its respective Affiliates.
Section 11 Irrevocability.
This Guaranty shall be irrevocable as to the Obligations (or any part thereof) and shall remain in full force and effect until the later of (a) the payment in full in cash of all obligations of each Guarantor hereunder and (b) the payment in full in cash of all of the Obligations and the expiration or termination of the Commitment.

Notwithstanding the foregoing, upon any sale of a Guarantor as a result of a transaction expressly permitted by the Loan Documents, the Lender shall, at the written direction and at the sole cost and expense of such Guarantor, take all action reasonably necessary to release such Guarantor from this Guaranty. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Lender shall execute a satisfaction of this Guaranty and such instruments, documents or agreements as are reasonably necessary to evidence the termination of this Guaranty, each in form and substance satisfactory to the Lender.
Section 12 Setoff.
Upon the occurrence and during the continuance of an Event of Default, the Lender and each Affiliate of the Lender may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from the Lender or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of the Lender or Affiliate.
Section 13 No Marshalling.
Each Guarantor consents and agrees that neither the Lender nor any Person acting for or on behalf of the Lender shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.
Section 14 Enforcement; Waivers; Amendments.
(a) No delay on the part of the Lender in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations or any other guaranty of all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by the Lender at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to the Lender shall not waive, affect or diminish any right of the Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14(b)) or knowledge of the Lender, or its respective agents, officers or employees. No waiver of any Event of Default by the Lender shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Lender permitted hereunder shall in any way affect or impair the Lender’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to the Lender shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
(b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except in accordance with Section 8.1 (Amendments and Waivers) of the Credit Agreement.
Section 15 Successors and Assigns.
This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Lender and its successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
Section 16 Representations and Warranties; Covenants.
Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Section 3 (Representations and Warranties) of the Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof (except that any such representation or warranty that is expressly given as of a particular date or period and relates solely to such date or period is true and correct in all material respects as of such date or period) and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.
Section 17 Governing Law.
This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Pennsylvania without regard to conflicts of law principles.
Section 18 Submission to Jurisdiction.
(a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the Commonwealth of Pennsylvania or of the United States of America for the Eastern District of Pennsylvania, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
(b) Nothing contained in this Section 18 ( Submission to Jurisdiction) shall affect the right of the Lender to commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.
Section 19 Waiver of Judicial Bond.
To the fullest extent permitted by applicable law, each Guarantor waives the requirement to post any bond that otherwise may be required of the Lender in connection with any judicial proceeding to enforce the Lender’s rights to payment hereunder or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.
Section 20 Certain Terms.
The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.
Section 21 Waiver of Jury Trial.
EACH OF THE LENDER AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.
Section 22 Notices.
Any notice or other communication herein required or permitted shall be given as provided in Section 8.2 (Notices) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.
Section 23 Severability.
Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
Section 24 Additional Guarantors.
Each of the Guarantors agrees that, if, pursuant to Section 5.10 (New Subsidiaries) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Lender a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.
Section 25 Costs and Expenses.
In accordance with the provisions of Section 8.5 (Payment of Expenses and Taxes) of the Credit Agreement, each Guarantor agrees to pay or reimburse the Lender upon demand for all costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Lender in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.
Section 26 Waiver of Consequential Damages.
EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.
Section 27 Entire Agreement.
This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
Section 28 Counterparts.
This Guaranty may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.
[Signature Pages Follow]

In witness whereof, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

ERT TECH CORPORATION, as a Guarantor
By:	/s/ Steven M. Eisenstein
	Name:	Steven M. Eisenstein
	Title:	Secretary

ERT INVESTMENT CORPORATION, as a Guarantor
By:	/s/ Steven M. Eisenstein
	Name:	Steven M. Eisenstein
	Title:	Secretary

COVANCE CARDIAC SAFETY SERVICES INC., as a Guarantor
By:	/s/ Keith Schneck
	Name:	Keith Schneck
	Title:	Secretary

Solely for purposes of Section 9: ERESEARCHTECHNOLOGY, INC., as the Borrower
By:	/s/ Keith Schneck
	Name:	Keith Schneck
	Title:	Secretary

[Signature Page to Guaranty]

Exhibit A
to
Guaranty
Form of Guaranty Supplement
The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of May [27], 2010 (the “Guaranty”), by ERT TECH CORPORATION, a Delaware corporation (“ERT Tech”), ERT INVESTMENT CORPORATION, a Delaware corporation (“ERT Investment”), COVANCE CARDIAC SAFETY SERVICES, INC., a Pennsylvania corporation (“Covance”) and, solely for purposes of Section 9 of the Guaranty, ERESEARCHTECHNOLOGY, INC. (the “Borrower”) in favor of CITIZENS BANK OF PENNSYLVANIA, as Lender, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof (except that any such representation or warranty that is expressly given as of a particular date or period and relates solely to such date or period is true and correct in all material respects as of such date or period). Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.
In witness whereof, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of  ______ __, 20___.

[NAME OF GUARANTOR]

By:
Name:
Title: